SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933



                          COMMISSION FILE NO. 333-52945




                              KING RESOURCES, INC.
             (Exact name of registrant as specified in its charter)



                   Delaware                               13-3784149
      -------------------------------                 ------------------
      (State or other jurisdiction of                 (I.R.S. Employer
      incorporation or organization)                  Identification No.)




        2301 14th Street, Suite 900, Gulfport, Mississippi         39501
       --------------------------------------------------        ----------
       (Address of Principal Executive Offices)                  (Zip Code)




                                     NO PLAN
                              (Stock for Services)
                            (Full title of the plan)




                            Corporate Services, Ltd.
                                  P.O. Box 899
                                15 East N Street
                           Dover, Delaware 19903-0899
                     (Name and address of agent for service)


                                 (800) 346-4646
          (Telephone number, including area code, of agent for service)

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                         Calculation of Registration Fee

                                                       Proposed        Proposed
     Title of          Amount          maximum          maximum       Amount of
 securities to          to be       offering price     aggregate    registration
 be registered        registered      per unit      offering price       fee
 -------------        ----------   -------------     --------------  -----------

 Common Stock         2,000,000      Published         Published       $96.97(1)
 $0.001 Par Value      Shares        Bid Price         Bid Price
                                      $0.16(2)          $320,000


Notes to Table:
--------------

(1)       2,000,000 shares x $0.16 (Bid Price) = $320,000
          $320,000 x 1% x 1/33 = $96.97

(2) Estimated solely for the purpose of calculating the registration fee based on the average of the high and low prices of the Common Stock of the Company on the NASDAQ Over-The-Counter Bulletin Board Exchange on July 26, 2001.



                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 3.           INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following material is incorporated herein by reference:

     (a) The Quarterly Report on Form 10-QSB of the Company for the period ending April 30, 2001.

     (b) The Quarterly Report on Form 10-QSB of the Company for the period ending January 31, 2001.

     (c) The Annual Report on Form 10-KSB of the Company for the period ending October 31, 2000.

     (d) The Quarterly Report on Form 10-QSB of the Company for the period ending July 31, 2000.

     (e) All reports or other documents filed pursuant to Sections 13, 14, and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") subsequent to the date of the Registration Statement, in each case filed by the Company prior to the termination of the offering of the securities offered hereby, shall be deemed to be a part hereof from the date of the filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document, which also is or is deemed to be incorporated herein by reference, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.           DESCRIPTION OF SECURITIES.

         No answer to this item is required because the class of securities to be offered is registered under Section 12 of the Exchange Act.


ITEM 5.           INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.


ITEM 6.           INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Company's Bylaws limit the liability of its directors to the maximum extent permitted by Delaware law. Thus, the directors of the Company are not personally liable for monetary damages for any action taken, or any failure to take any action, unless the director has breached or failed to perform the duties of his office and the breach or failure to perform constitutes self-dealing, willful misconduct, or recklessness. Such limitation does not apply to any responsibility of liability pursuant to criminal statute or liability for the payment of taxes pursuant to local, state, or federal law. In addition, the Company's Bylaws authorize the Company to maintain liability insurance for its directors and officers.

         At present, there is no pending litigation or proceeding, and the Company is not aware of any threatened litigation or proceeding, involving any director, officer, employee, or agent where indemnification will be required or permitted under the Company's Bylaws.


ITEM 7.           EXEMPTION FROM REGISTRATION CLAIMED.

         No answer to this item is required because no restricted securities are to be reoffered or resold pursuant to this Registration Statement.


ITEM 8.           EXHIBITS.

     (1)  Stock for Services Recipient

     (2)  Opinion of T. Alan Owen, Attorney at Law (which includes consent)

         Provided as an exhibit hereto is an Opinion of Counsel respecting the legality of the issuance of the securities covered by this Registration Statement. The Consulting Agreement under which Robert E. Peterman is to perform geological analyses is not a qualified plan of any kind or sort. Receipt of the Securities covered by this Registration Statement will be treated as the equivalent of cash received for services as ordinary income. The Securities are issued in compensation for services at the rate of $0.16 per share per $0.16 of services performed or to be performed.



ITEM 9.           UNDERTAKINGS.

         Not applicable.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Gulfport, Mississippi, on July 27, 2001.



                           KING RESOURCES, INC.,
                           a Delaware corporation



                           By:   /s/ Norris R. Harris
                              ---------------------------------
                                     Norris R. Harris, President

                           Date: July 27, 2001



                           By:   /s/ Jack R. Durland, Jr.
                              ------------------------------------------
                                     Jack R. Durland, Jr., Vice President

Date: July 27, 2001

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Norris R. Harris as such person's true and lawful attorney-in-fact and agent, with full power of substitution, for such person, and in such person's name, place, and stead, in any and all capacities, to sign any and all amendments or post-effective amendments to this Registration Statement, and to file the same with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.



                   KING RESOURCES, INC.,
                   a Delaware corporation



                    /s/ Norris R. Harris
                   --------------------------------
                        Norris R. Harris, President

                   Date: July 27, 2001



                    /s/ Jack R. Durland, Jr.
                   -----------------------------------------
                        Jack R. Durland, Jr., Vice President

                   Date: July 27, 2001





STATE OF MISSISSIPPI                )
                                    )
COUNTY OF ___________               )

     BEFORE ME, the undersigned authority, on this day personally appeared Norris R. Harris, known to me to be the person whose name is subscribed to the foregoing instrument, and acknowledged to me that he executed the same for the purposes and consideration therein stated.

         GIVEN UNDER MY HAND AND SEAL OF OFFICE this 27th day of July, 2001.



               -------------------------------------------------
               Notary Public in and for the State of Mississippi

My Commission Expires:

-----------------------

STATE OF MISSISSIPPI                )
                                    )
COUNTY OF ___________               )

     BEFORE ME, the undersigned authority,  on this day personally appeared Jack
R. Durland, Jr., known to me to be the person whose name is subscribed to the foregoing instrument, and acknowledged to me that he executed the same for the purposes and consideration therein stated.

         GIVEN UNDER MY HAND AND SEAL OF OFFICE this 27th day of July, 2001.



                 -------------------------------------------------
                 Notary Public in and for the State of Mississippi

My Commission Expires:

-----------------------






                                  EXHIBIT INDEX

                    (PURSUANT TO ITEM 601 OF REGULATION S-K)




EXHIBIT NO.                                 EXHIBIT

         (1)  Stock for Services Recipient

         (2)  Opinion of T. Alan Owen, Attorney at Law (which includes consent)



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


                                    EXHIBIT 1


                          Stock for Services Recipient


  Name and                                                     Description of
    Address              No. of Shares   Value of Services        Services
  ----------             -------------   -----------------   -----------------

  Robert E. Peterman       2,000,000         $320,000      Geological consulting
  6027 Clear Bay Drive
  Dallas, Texas 75248

                                   EXHIBIT 2

                        T. ALAN OWEN & ASSOCIATES, P. C.
                                Attorneys at Law
                              One Arlington Centre
                             1112 East Copeland Road
                                    Suite 420
                             Arlington, Texas 76011
TELEPHONE                                                             TELEFAX
(817) 460-4498                                                    (817) 795-0154
(817) 461-6079 -- Metro
                                                   July 27, 2001


The Board of Directors
2301 14th Street
Suite 900
Gulfport, Mississippi 39501

         RE:      Stock for services provided by Robert E. Peterman

Gentlemen:

         I have acted as counsel to King Resources, Inc. (the "Company") in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended, of a registration statement on Form S-8 (the "Registration Statement") relating to the offer and sale by the Company of 2,000,000 shares (the "Shares") of the Company's $0.001 par value Common Stock to Robert E. Peterman in exchange for geological consulting services.

         As counsel to the Company, I have supervised all corporate proceedings in connection with the preparation and filing of the Registration Statement. I have also examined the Company's Certificate of Incorporation and Bylaws, as amended to date, the corporate minutes and other proceedings, and the records relating to the authorization, sale, and issuance of the Shares, and such other documents and matters of law as I deemed necessary or appropriate in order to render this opinion.

         Based upon the foregoing, it is my opinion that each of the Shares, when issued in accordance with the terms and conditions of the Plan, will be duly authorized, legally and validly issued and outstanding, fully paid, and nonassessable.

         I hereby consent to the use of this opinion in the Registration Statement.

                                              Sincerely,

                                              /s/ T. Alan Owen
                                                  ------------
                                                  T. Alan Owen

TAO/jac


King Resources-Peterman Form S-8 Opin L1 (M-3)


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